Exhibit 99.2

ILUS Announces Completion of QIND Acquisition by Fusion Fuel (NASDAQ: HTOO)

NEW YORK, NY, November 27, 2024 – Ilustrato Pictures International Inc. (OTC: ILUS) (“ILUS” or the “Company”), a diversified holding company, is pleased to announce the successful completion of the previously disclosed Stock Purchase Agreement with Fusion Fuel Green PLC (NASDAQ: HTOO) (“Fusion Fuel”) and certain other shareholders of Quality Industrial Corp. (OTC: QIND) (“QIND”). Under this agreement, Fusion Fuel has acquired a 69.36% stake in QIND.

On November 26, 2024, all material closing conditions were satisfied, and ILUS delivered the necessary documentation to its transfer agent to finalize the share transfer to Fusion Fuel. Concurrently, Fusion Fuel’s transfer agent has been instructed to issue its Ordinary and Preferred Shares as consideration to ILUS.

As part of the transaction, ILUS receives a combination of ordinary shares and convertible preferred shares in Fusion Fuel. Upon conversion of these preferred shares, subject to Fusion Fuel’s shareholder approval and successful clearance of an initial listing application with Nasdaq, ILUS will hold a 55.38% stake in Fusion Fuel on an as-converted, fully diluted basis.

Transformative Milestone for ILUS

Commenting on the transaction, ILUS CEO Nicolas Link stated:

“We are pleased to confirm the closing of this transformative transaction, which sets the stage for the next phase of ILUS’s growth. We believe QIND’s integration into Nasdaq-listed Fusion Fuel will accelerate its development and create significant value for all stakeholders. This transaction also lays the foundation for Emergency Response Technologies (OTC: SAML) to follow a similar trajectory and for ILUS itself to evolve into a resilient and diversified mini-conglomerate.”

Fusion Fuel: A Leader in Green and Industrial Energy Solutions

Fusion Fuel, a leader in energy engineering and advisory services, specializes in green hydrogen and industrial gas solutions. With the acquisition of QIND, Fusion Fuel has expanded its portfolio to include the design, supply, installation, and maintenance of energy systems, as well as the transportation and distribution of liquefied petroleum gas. The Company’s services cater to a broad range of industries, including commercial buildings, heavy industries, mixed-use developments, and the food service sector.

As Fusion Fuel continues to innovate in the renewable energy space, this acquisition reinforces its commitment to advancing the global energy transition through sustainable and reliable energy solutions.

About ILUS

Ilustrato Pictures International Inc. (OTC: ILUS) is a diversified holding company focused on acquiring and growing businesses in sectors such as industrial, renewable energy, and emergency response technologies. The Company is dedicated to creating long-term value for its shareholders by strategically positioning itself as a leader in high-growth markets.

For further information on ILUS, please see its communication channels:

Website: https://ilus-group.com

Twitter: @ILUS_INTL

Email: IR@Ilus-Group.com

Source: ILUS

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Forward-Looking Statement

Certain information set forth in this press release contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company’s current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. The Securities and Exchange Commission (“SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that we announce material financial information via official Press Releases, in addition to SEC filings, press releases, Questions & Answers sessions, public conference calls and webcasts also may take time from time to time. We use these channels as well as social media to communicate with the public about our company, our services, and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, considering the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the following social & media channels:

website: https://ilus-group.com Twitter: ILUS_INTL